UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2010

VOICE MOBILITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27387
(Commission File Number)

33-0777819
(IRS Employer Identification No.)

107 – 645 Fort Street, Victoria, British Columbia, Canada V8W 1G2
(Address of principal executive offices and Zip Code)

(250) 978-5051
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2010, we appointed Sean O’Mahony as a director of our company. Sean O’Mahony will be a member of the corporate governance committee and chair of our audit committee.

Mr. O’Mahony has extensive international management and operational experience. He is currently the principal of Lux Holding Inc., through which he provides due diligence services to potential investors in wireless/mobile-related startups, advises companies with sales and marketing strategies, and advises clients during M&A transactions. From 2007 to 2008, Mr. O’Mahony was CEO of Cubic Telecom, a company that developed a GSM roaming product under the brand name MaxRoam. From 2006 to 2007, he was engaged as a consultant by Sequoia funded JAJAH to assist with the introduction of a mobile phone product. In 2001, Mr. O’Mahony founded FatPort Corporation and served as their CEO until 2004. FatPort Corporation was the first “greenfield” public Wi-Fi operator (WISP) in Canada.

On September 29, 2010,William E. Krebs resigned as a director of our company.

There were no disagreements between Mr. Krebs, and our company or our company’s board of directors on any matter relating to our company’s operations, policies or practices.

There are no family relationships between Mr. O’Mahony and our board of directors. Mr. O’Mahony has not had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that will materially affect us.

Our board of directors now consist of Jay Hutton, Aron Buchman, and Sean O’Mahony.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

99.1           News Release dated September 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE MOBILITY INTERNATIONAL, INC.

By:   /s/ Jay Hutton
Jay Hutton
Chief Executive Officer and Director
Dated: September 29, 2010